CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of World Funds Trust and to the use of our report dated November 29, 2016 on the financial statements and financial highlights of the Strategic Global Long/Short Fund. Such financial statements and financial highlights appear in the 2016 Annual Report to Shareholders which are also incorporated by reference into Statement of Additional Information.

TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
January 27, 2017